Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-183727 of Eagle Spinco Inc. on Form S-1 and Form S-4 of our report dated March 10, 2011 (February 24, 2012 as to the third paragraph of Note 2 and the consolidated statement of comprehensive income for the two years ended December 31, 2010), relating to the consolidated financial statements and financial statement schedule of Georgia Gulf Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Accounting Standards Update 2011-05, which amends Accounting Standards Codification Topic 220, Comprehensive Income), appearing in the Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

October 16, 2012